UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 30, 2004

OUTBACK STEAKHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL	33607

(Address of principle executive offices)	(Zip Code)

Registrant's telephone number, including area code	(813) 282-1225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1. 01	Entry into a Material Definitive Agreement

On August 3, 2004, the United States Bankruptcy Court for the District of Delaware approved Outback Steakhouse, Inc. as the successful bidder at an auction of designation rights for 76 properties owned or leased by Chi-Chi’s, Inc. and its affiliates.  The properties include 23 owned land and building properties, 15 sale-leaseback properties with reversion rights and purchase options, 23 ground leases and 15 leases.  In addition to the land and building, the properties include furniture, fixtures and equipment and liquor licenses.

On August 30, 2004, we signed a “Designation Rights Agreement” for the purchase of certain designation rights relating to real estate and leasehold interests of Chi-Chi’s, Inc.  A copy of the agreement is attached as exhibit 10.1.

The designation rights allow us to transfer properties to ourselves, to transfer properties to others or to require Chi-Chi’s to retain properties.

The purchase price for the designation rights is $42,500,000.  We are responsible for paying the carrying costs on each of the properties from the closing date until the date the property is designated for transfer.  The right to designate properties will expire one year from the date of closing.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.
Exhibit No.

10.1	Designation Rights Agreement for the Purchase of Certain Designation Rights Relating to Real Estate and Leasehold Interests of Chi-Chi’s, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBACK STEAKHOUSE, INC.
(Registrant)

Date: September 3, 2004	By:	/s/ Robert S. Merritt

Robert S. Merritt
Senior Vice President and
Chief Financial Officer